Filed Pursuant to Rule 424(b)2
File No. 333-180728

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated February 3, 2015 PRICING SUPPLEMENT No. 478 dated February , 2015 (To Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities
Auto-Callable Access Securities with Contingent Coupon and Contingent Downside Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017
■	Linked to the Market Vectors® Oil Services ETF
■

Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the performance of the Fund

■

Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the Fund on the calculation day for that quarter is greater than or equal to the threshold price. However, if the fund closing price of the Fund is less than the threshold price on a calculation day, you will not receive any contingent coupon for the relevant quarter. If the fund closing price of the Fund is less than the threshold price on every calculation day, you will not receive any contingent coupons throughout the entire 2-year term of the securities. The contingent coupon rate will be determined on the pricing date and will be within the range of 8.25% to 8.75% per annum.

■

Automatic Call. If the fund closing price of the Fund on any of the first seven quarterly calculation days is greater than or equal to the starting price, we will automatically call the securities for the original offering price plus a final contingent coupon payment

■

Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the fund closing price of the Fund on the final calculation day is greater than or equal to the threshold price. If the fund closing price of the Fund on the final calculation day is less than the threshold price, you will lose more than 30%, and possibly all, of the original offering price of your securities

■	The threshold price is equal to 70% of the starting price
■

If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the Fund from the starting price if the fund closing price of the Fund on the final calculation day is less than the threshold price, but you will not participate in any appreciation of the Fund and will not receive any dividends on shares of the Fund

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $958.60 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $948.00 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$20.00	$980.00
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Investment Description

The Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017 are senior unsecured debt securities of Wells Fargo & Company (“Wells Fargo”) that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the performance of the Market Vectors® Oil Services ETF (the “Fund”). The securities provide:

(i)

quarterly contingent coupon payments at a rate of 8.25% to 8.75% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the Fund on the applicable quarterly calculation day is greater than or equal to 70% of the starting price;

(ii)

the possibility of an automatic early call of the securities for an amount equal to the original offering price plus a final contingent coupon payment if the fund closing price of the Fund on any of the first seven quarterly calculation days is greater than or equal to the starting price; and

(iii)	if the securities are not automatically called prior to stated maturity:

(a)	repayment of the original offering price if, and only if, the Fund does not decline by more than 30% from the starting price to the ending price; and

(b)	full exposure to the decline in the price of the Fund from the starting price if the Fund declines by more than 30% from the starting price to the ending price.

If the fund closing price of the Fund on any quarterly calculation day is less than 70% of the starting price, you will not receive any contingent coupon payment for that quarter. If the securities are not automatically called prior to stated maturity and the Fund declines by more than 30% from the starting price to the ending price, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the price of the Fund declines by more than 30% from the starting price to the ending price.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Fund, but you will be fully exposed to the decline in the Fund if the securities are not automatically called prior to stated maturity and the Fund declines by more than 30% from the starting price to the ending price.

All payments on the securities are subject to the credit risk of Wells Fargo.

The Fund is an exchange traded fund that seeks to replicate as closely as possible, before fees and expenses, the performance of the Market Vectors® U.S. Listed Oil Services 25 Index, an equity index that is intended to track the performance of the largest and most liquid U.S.-listed companies that are engaged primarily in the oil services sector.

You should read this pricing supplement together with the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

Market Vectors® is a trademark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold or promoted by Van Eck or the Market Vectors ETF Trust (the “Trust”). None of Van Eck or the Trust makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of Van Eck or the Trust have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Market Vectors® Oil Services ETF.

PRS-2

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-3

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Investor Considerations

We have designed the securities for investors who:

¡

seek an investment with contingent quarterly coupon payments (at a rate within the range of 8.25% to 8.75% per annum, as determined on the pricing date), until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the Fund on the applicable quarterly calculation day is greater than or equal to 70% of the starting price;

¡

understand that if the Fund declines by more than 30% from the starting price to the ending price, they will be fully exposed to the decline in the Fund from the starting price and will lose more than 30%, and possibly all, of the original offering price at stated maturity;

¡

are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon dates over the term of the securities and may lose all of the original offering price per security at maturity;

¡	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as three months;

¡	are willing to forgo participation in any appreciation of the Fund and dividends on shares of the Fund; and

¡	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	require full payment of the original offering price of the securities at stated maturity;

¡	seek a security with a fixed term;

¡

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

¡	are unwilling to accept the risk that the fund closing price of the Fund may decline by more than 30% from the starting price to the ending price;

¡	seek certainty of current income over the term of the securities;

¡	seek exposure to the upside performance of the Fund;

¡	are unwilling to accept the risk of exposure to U.S.-listed companies that are engaged primarily in the oil services sector;

¡	are unwilling to accept the credit risk of Wells Fargo; or

¡	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Terms of the Securities

Market Measure:	Market Vectors® Oil Services ETF
Pricing Date:	February 24, 2015.*
Issue Date:	February 27, 2015.* (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the Fund on the related calculation day is greater than or equal to the threshold price.

If the fund closing price of the Fund on any calculation day is less than the threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the Fund is less than the threshold price on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Each quarterly contingent coupon payment, if any, will be calculated per security as follows: $1,000 x contingent coupon rate x (90/360). Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:	Quarterly, on the fourth business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable).
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be within the range of 8.25% to 8.75% per annum.
Automatic Call:

If the fund closing price of the Fund on any of the first seven quarterly calculation days is greater than or equal to the starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the 24th day of each February, May, August and November, commencing May 2015 and ending February 2017*, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to February 24, 2017* as the “final calculation day.”

Call Settlement Date:	Four business days after the applicable calculation day (as such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable).

PRS-6

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Terms of the Securities (Continued)

Stated Maturity Date:

March 2, 2017*. If the final calculation day is postponed, the stated maturity date will be the later of (i) March 2, 2017* and (ii) three business days after the final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

Payment at Stated Maturity:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon payment, if any). The “redemption amount” per security will equal:

	•	if the ending price is greater than or equal to the threshold price: $1,000; or
	•	if the ending price is less than the threshold price: $1,000 minus:

		$1,000	x	starting price – ending price
starting price

If the securities are not automatically called prior to stated maturity and the ending price is less than the threshold price, you will lose more than 30%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Fund, but you will be fully exposed to a decrease in the Fund if the ending price is less than the threshold price.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upwards (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Fund Closing Price:

The “fund closing price” with respect to the Fund on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to the Fund on such trading day.

Closing Price:

The “closing price” with respect to a share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

Adjustment Factor:

The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.

Starting Price:	$ , which is the fund closing price of the Fund on the pricing date.
Ending Price:	The “ending price” will be the fund closing price of the Fund on the final calculation day.
Threshold Price:	, which is equal to 70% of the starting price.

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-7

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Terms of the Securities (Continued)

Postponement of a Calculation Day:

If any calculation day is not a trading day, such calculation day will be postponed to the next succeeding trading day. A calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Securities—Market Disruption Events.”

A “trading day” means a day, as determined by the calculation agent, on which the relevant exchange and each related exchange with respect to the Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions. The “relevant exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent. The “related exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Fund.

Calculation Agent:	Wells Fargo Securities, LLC
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities see “United States Federal Tax Considerations” below.
Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	94986RVV0

PRS-8

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Determining Payment On A Contingent Coupon Payment Date and at Maturity

On each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the Fund on the related quarterly calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the redemption amount) calculated as follows:

PRS-9

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon payment, if any), assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to stated maturity.

PRS-10

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “underlying index.”

If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a payment at stated maturity that will be equal to or less than the original offering price per security, depending on the fund closing price of the Fund on the final calculation day.

If the ending price is less than the threshold price, the payment you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Fund to the extent it is below the starting price (expressed as a percentage of the starting price). The threshold price is 70% of the starting price. For example, if the securities are not automatically called and the Fund has declined by 30.1% from the starting price to the ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the original offering price per security. As a result, you will not receive any protection if the price of the Fund declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the price of the Fund is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

Even if the ending price is greater than the threshold price, the amount you receive at stated maturity will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Two-Year Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the Fund on the related calculation day is greater than or equal to the threshold price. If the fund closing price is less than the threshold price on any calculation day, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the fund closing price of the Fund is less than the threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire two-year term of the securities.

You May Be Fully Exposed To The Decline In The Fund From The Starting Price, But Will Not Participate In Any Positive Performance Of The Fund.

Even though you will be fully exposed to a decline in the price of the Fund below the threshold price, you will not participate in any increase in the price of the Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of the Fund.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the Fund or any securities held by the Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

PRS-11

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Risk Factors (Continued)

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the price of the Fund at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

—

Fund Performance. The value of the securities prior to maturity will depend substantially on the price of the Fund. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the price of the Fund at such time is less than, equal to or not sufficiently above the starting price or threshold price.

—	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

PRS-12

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Risk Factors (Continued)

—	Volatility Of The Fund. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Fund changes.

—

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current price of the Fund. This difference will most likely reflect a discount due to expectations and uncertainty concerning the price of the Fund during the period of time still remaining to the stated maturity date.

—

Dividend Yields On Securities Included In The Fund. The value of the securities may be affected by the dividend yields on securities held by the Fund (the amount of such dividends may influence the closing price of the shares of the Fund).

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of the Fund. Because numerous factors are expected to affect the value of the securities, changes in the price of the Fund may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Prices Of The Fund Or The Securities Included In The Fund Should Not Be Taken As An Indication Of The Future Performance Of The Fund During The Term Of The Securities.

The trading price of the shares of the Fund will determine the price of the Fund and, therefore, whether the securities will be automatically called on any of the first seven calculation days or the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing price of the Fund will fall or rise compared to its starting price. The trading price of the shares of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which the Fund and the securities comprising the Fund are traded and the values of the Fund and such securities. Accordingly, any historical prices of the Fund do not provide an indication of the future performance of the Fund.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks In The Oil Services Industry.

The Fund, because it is concentrated in the oil services industry, may be adversely affected not only by the performance of the companies in the oil services industry in which it invests but also may be more susceptible to any single economic, market, political or regulatory occurrence affecting the oil services industry. The stock prices of oil service companies are subject to wide fluctuations in response to a variety of factors, including the ability of the Organization of Petroleum Exporting Companies (“OPEC”) to set and maintain production levels and pricing, the level of production in non-OPEC countries, the demand for oil and gas, which is negatively impacted by economic downturns, the policies of various governments regarding exploration and development of oil and gas reserves, advances in exploration and development technology and the political environment of oil-producing regions. Price volatility of the stocks comprising the Fund may adversely affect the price of the Fund and consequently the value of the securities. In addition, the Fund is classified as “non-diversified.” A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the Fund may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

An Investment In The Securities Is Subject To Risks Associated With Investing in Non-U.S. Companies.

Some of the stocks included in the Fund are issued by companies incorporated outside of the United States. The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic,

PRS-13

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Risk Factors (Continued)

monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Changes That Affect The Fund Or The Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the fund sponsor of the Fund (the “fund sponsor”) concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes in the underlying index are reflected in the Fund, and changes in those policies, could affect the closing price of the shares of the Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. Similarly, the policies of the sponsor of the underlying index (the “underlying index sponsor”) concerning the calculation of the underlying index and the addition, deletion or substitution of securities comprising the underlying index and the manner in which the underlying index sponsor takes account of certain changes affecting such securities may affect the level of the underlying index and the closing price of the shares of the Fund and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. The underlying index sponsor could also discontinue or suspend calculation or dissemination of the underlying index or materially alter the methodology by which it calculates the underlying index. Any of such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Fund Or The Underlying Index.

Actions by any company whose securities are included in the Fund or in the underlying index may have an adverse effect on the price of its security, the closing price of the Fund on any calculation day, the ending price and the value of the securities. We are not affiliated with any company whose security is represented in the Fund or the underlying index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With The Fund Sponsor Or The Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the fund sponsor or the underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Fund or the underlying index. We have derived the information about the sponsors and the Fund and the underlying index contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Fund, the underlying index and the sponsors. The sponsors will not be involved in the offering of the securities made hereby in any way and the sponsors do not have any obligation to consider your interests as an owner of securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Underlying Index.

The performance of the shares of the Fund may not exactly replicate the performance of the underlying index because the Fund may not invest in all of the securities included in the underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the underlying index. The Fund may also hold securities or derivative financial instruments not included in the underlying index. It is also possible that the Fund may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the underlying index.

PRS-14

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Risk Factors (Continued)

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

You will not become a holder of shares of the Fund or a holder of securities included in the underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at stated maturity or upon automatic call.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price of the Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed final calculation day.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

—

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing price of the Fund on each calculation day, the ending price of the Fund, whether the securities are automatically called, and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day, which may result in postponement of that calculation day; determining the fund closing price of the Fund if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of the Fund on the applicable calculation day and the ending price of the Fund; and determining whether to adjust the fund closing price of the Fund on a calculation day in the event of certain changes in or modifications to the Fund or the underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

—

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

—

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of the Fund. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index. This research is modified from time to time

PRS-15

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Risk Factors (Continued)

without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Fund from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Fund or the underlying index or the companies whose securities are included in the Fund or the underlying index published on or prior to the pricing date could result in an increase in the price of the Fund on the pricing date, which would adversely affect investors in the securities by increasing the price at which the Fund must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.

—

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Fund may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Fund or the underlying index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the price of the Fund and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Fund or the underlying index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

—

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in the Fund or the underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund or any of the securities included in the Fund or the underlying index, or derivative or synthetic instruments related to the Fund or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Fund or the underlying index. These hedging activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

—

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of the Fund. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Fund or the securities included in the Fund or the underlying index and other instruments relating to the Fund or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the price of the shares of the Fund and, therefore, adversely affect the value of and your return on the securities.

—

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any contingent coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold. We will not be required to pay any additional amounts with respect to amounts withheld.

PRS-16

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Risk Factors (Continued)

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-17

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical ending prices of the Fund:

•	the hypothetical percentage change from the hypothetical starting price to the hypothetical ending price, assuming a hypothetical starting price of $33.20; and

•	the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon payment, if any).

Hypothetical ending price	Hypothetical percentage change from the hypothetical starting price to the hypothetical ending price	Hypothetical payment at stated maturity per security
$58.10	75.00%	$1,000.00
$53.12	60.00%	$1,000.00
$49.80	50.00%	$1,000.00
$46.48	40.00%	$1,000.00
$43.16	30.00%	$1,000.00
$39.84	20.00%	$1,000.00
$36.52	10.00%	$1,000.00
$33.20(1)	0.00%	$1,000.00
$29.88	-10.00%	$1,000.00
$26.56	-20.00%	$1,000.00
$23.24	-30.00%	$1,000.00
$22.91	-31.00%	$690.00
$19.92	-40.00%	$600.00
$16.60	-50.00%	$500.00
$13.28	-60.00%	$400.00
$8.30	-75.00%	$250.00
(1)	The hypothetical starting price.

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual starting price, ending price and threshold price.

PRS-18

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the redemption amount at stated maturity (rounded to two decimal places), assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, threshold price and ending prices indicated in the examples.

Example 1. Ending price is greater than the starting price, and the redemption amount is equal to the original offering price of your securities at maturity:

Hypothetical starting price: $33.20

Hypothetical ending price: $58.10

Hypothetical threshold price: $23.24, which is 70% of the hypothetical starting price

Since the hypothetical ending price is greater than the hypothetical threshold price, the redemption amount would equal the original offering price. Although the hypothetical ending price is significantly greater than the hypothetical starting price in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. Ending price is less than the starting price but greater than the threshold price, and the redemption amount is equal to the original offering price of your securities at maturity:

Hypothetical starting price: $33.20

Hypothetical ending price: $26.56

Hypothetical threshold price: $23.24, which is 70% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price, but not by more than 30%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. Ending price is less than the threshold price, and the redemption amount is less than the original offering price of your securities at maturity:

Hypothetical starting price: $33.20

Hypothetical ending price: $16.60

Hypothetical threshold price: $23.24, which is 70% of the hypothetical starting price

Since the hypothetical ending price is less than the hypothetical starting price by more than 30%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000 x	$33.20 – $16.60	= $500.00
$33.20

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $500.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of the Fund, but will be fully exposed to a decrease in the Fund if the ending price is less than the threshold price.

To the extent that the starting price, threshold price and ending price differ from the values assumed above, the results indicated above would be different.

PRS-19

Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

The Market Vectors® Oil Services ETF

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called on any of the first seven quarterly calculation days, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

—	determine whether a market disruption event has occurred;

—	determine the fund closing price of the Fund under certain circumstances;

—	determine if adjustments are required to the fund closing price of the Fund under various circumstances; and

—	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the fund closing price.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund on the relevant exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant exchange or any related exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant exchange or any related exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	“close of trading” means the scheduled closing time of the relevant exchange with respect to the Fund or any successor fund; and

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The Market Vectors® Oil Services ETF (Continued)

(2)

the “scheduled closing time” of the relevant exchange or any related exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant exchange or related exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing on any calculation day, such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to the Fund on such eighth trading day, the calculation agent will determine the closing price of the Fund on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such eighth trading day.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

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For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the redemption amount, whether the securities are automatically called on any of the first seven quarterly calculation days, whether a contingent coupon payment will be made or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the underlying index sponsor discontinues publication of the underlying index), then the calculation agent will calculate the fund closing price for the Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

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The Market Vectors® Oil Services ETF (Continued)

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the underlying index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the redemption amount and determine whether the securities are automatically called on any of the first seven quarterly calculation days and whether a contingent coupon payment will be made with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The redemption amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

The Fund is issued by the Market Vectors ETF Trust, a registered open-end management investment company. The Fund seeks to replicate as closely as possible, before fees and expenses, the performance of the Market Vectors® U.S. Listed Oil Services 25 Index (the “Oil Services Index”). Information provided to or filed with the SEC under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Fund is listed on the NYSE Arca, Inc. under the ticker symbol “OIH.”

This pricing supplement relates only to the securities offered hereby and does not relate to the Fund. We have derived all disclosures contained in this pricing supplement regarding the Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Fund (and therefore the price of the Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The Market Vectors® U.S. Listed Oil Services 25 Index

We obtained all information contained in this pricing supplement regarding the Oil Services Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Market Vectors Index Solutions GmbH (“MVIS”), the sponsor of the Oil Services Index. MVIS has no obligation to continue to publish, and may discontinue publication of, the Oil Services Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Oil Services Index in connection with the offer and sale of securities.

The Oil Services Index is comprised of common stocks and depositary receipts of U.S. exchange-listed companies in the oil services sector. Such companies may include small- and medium-capitalization companies and foreign companies that are listed on a U.S. exchange. Companies are considered to be in the oil services sector if they derive at least 50% of their revenues from (or, in certain circumstances, have at least 50% of their assets related to) oil services to the upstream oil sector, which include oil equipment, oil

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services or oil drilling. Of the largest 50 stocks in the oil services sector by full market capitalization, the top 25 by free-float market capitalization (e.g., includes only shares that are readily available for trading in the market) and three month average daily trading volume are included in the Oil Services Index. The Oil Services Index was launched on August 12, 2011 with a base index value of 1000 as of September 29, 2000.

Index Composition and Maintenance

The Index Universe

Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.

Investable Index Universe

Any stocks from the index universe that have had ten or more non-trading days in a three-month period prior to a quarterly review are ineligible for inclusion in the Oil Services Index. Companies with a free-float of less than 5% for existing index components or less than 10% for new components are ineligible for inclusion.

In addition to the above, stocks that are currently not in the Oil Services Index must meet the following size and liquidity requirements:

—	a full market capitalization exceeding US$150 million;

—	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

—	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Oil Services Index the following applies:

—	a full market capitalization exceeding US$75 million; and

—	a three-month average-daily-trading volume of at least US$0.6 million at the current review or at one of the previous two reviews; or

—	at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

Index Constituent Selection

The Oil Services Index is reviewed on a semi-annual basis. MVIS can, in exceptional cases, add stocks to the Oil Services Index and also remove stocks from the Oil Services Index.

The target coverage of the Oil Services Index is 25 companies from the investable universe. Oil Services Index constituents are selected using the following procedure:

(1)	The largest 50 stocks (by full market capitalization) from the investable universe qualify.

(2)

The 50 stocks are ranked in two different ways – by free-float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

(3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

a.	Initially, the highest ranked 25 companies made up the Oil Services Index.

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The Market Vectors® Oil Services ETF (Continued)

b.

On-going, a 10-40 buffer is applied: the top 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current Oil Services Index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

The revenue quota for each company is reviewed quarterly; only companies with at least 50% of their revenues (or, where applicable, have 50% of their assets) in the oil services to the upstream oil sector are eligible. The revenue quota for companies that have already been in the Oil Services Index may drop to 25% and these companies would still be eligible. The MVIS can, in exceptional cases, add stocks to the Oil Services Index with a lower revenue portion.

Review Schedule

The Oil Services Index is reviewed semi-annually and changes to the Oil Services Index are implemented and based on the closing prices of the third Friday in March or September. If the third Friday is not a business day, then the review will take place on the last business day before the third Friday. If a constituent of the Oil Services Index does not trade on the third Friday in March or September, then the last available price for that index constituent will be used. Changes become effective on the next business day. The component changes to the Oil Services Index are announced on the second Friday in March or September.

For purposes of this description of the Oil Services Index, “business day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Stuttgart and London.

Ongoing Maintenance

In addition to the periodic reviews, the Oil Services Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Oil Services Index components.

Replacements. For all corporate events that result in a stock deletion from the Oil Services Index, the deleted stock will be replaced immediately only if the number of components in the Oil Services Index would drop below 25. The replacement stock will be added at the same weight as the deleted stock. In all other cases, the additional weight resulting from the deletion will be re-distributed proportionally across all other index constituents.

Changes to Free-Float Factor and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date).

Initial Public Offerings (IPOs). An IPO stock is eligible for fast-track addition to the Oil Services Index once (either at the next semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February, May, August or November) or else at the then-following semi-annual review). In order to be added to the Oil Services Index the IPO stock has to meet the size and liquidity requirements:

—	the IPO must have a full market capitalization exceeding US$150 million;

—	the IPO must have an average-daily-trading volume of at least US$1 million; and

—	the IPO must have traded least 250,000 shares per month (or per 22 days).

Changes due to Mergers & Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

—

If an Oil Services Index component merges with or takes over another Oil Services Index component: The surviving stock remains in the Oil Services Index and the other stock is deleted immediately from the Oil Services Index. Its shares and float are adjusted according to the terms of the merger/takeover.

—

If an Oil Services Index component merges with or takes over a non-Oil Services Index component: If the surviving stock meets the Oil Services Index requirements, then it remains in the Oil Services Index and its shares (if the share change is greater than 10%) and float are adjusted according to the terms of the merger/takeover. If the surviving stock does not meet the Oil Services Index requirements, then it is deleted immediately from the Oil Services Index.

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The Market Vectors® Oil Services ETF (Continued)

—	If a non-Oil Services Index component merges with or takes over an Oil Services Index component: If the surviving stock meets the Oil Services Index requirements, then it will be added to the Oil Services Index (shares – if the share change is greater than 10% – and float adjusted according to the terms of the merger/takeover) and replaces the current Oil Services Index component. If the surviving stock does not meet the Oil Services Index requirements, then it will not be added to the Oil Services Index and the current Oil Services Index component is deleted immediately from the Oil Services Index.

The MVIS can, in exceptional cases, decide differently.

Changes due to Spin-Offs. Each spin-off stock is immediately added to the Oil Services Index for at least one trading day. If a spin-off company does not qualify for the Oil Services Index it will be deleted based on its first closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off. The MVIS can, in exceptional cases, decide differently.

Index Calculation

The value of the Oil Services Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

where (for all stocks (i) in the Oil Services Index):

pi = stock price (rounded to four decimal places);

qi = number of shares;

ffi = free-float factor (rounded to two decimal places);

fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M = free-float market capitalization of the Oil Services Index; and

D = divisor (rounded to six decimal places).

Free-Float

The Oil Services Index is free-float adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount >5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits. These are combined with the block-ownership adjustments into a single multiplier. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result.

Company-Weighting Cap Factors

Companies in the Oil Services Index are weighted according to their free-float market capitalization. To ensure portfolio diversity, the company-weighting cap factors are applied to individual companies if they exceed a certain weight in the Oil Services Index. The capping process is a top-down process, i.e., it starts with the largest company based on free-float market capitalization and is repeated until the weighting for each company is in-line with capping requirements. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies to the Oil Services Index:

(1)	All Oil Services Index components are weighted by their free-float market capitalization.

(2)	All companies exceeding 4.50% but at least the largest five companies are grouped together (so called “Large-Weights”) and all other companies are grouped together as well (so called “Small-Weights”).

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(3)	The aggregated weighting of the Large-Weights is capped at 50.00%:

a.

a) Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50.00%, then a capping factor is calculated to bring the weighting down to 50.00% – at the same time a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50.00%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

b.

b) Large-Weights: The maximum weight for any single stock is 20.00% and the minimum weighting is 5.00%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight shall be re-distributed proportionally across all other remaining Oil Services Index constituents in the Large-Weights.

c.

c) Small-Weights: The maximum weight for any single stock is 4.50%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be re-distributed proportionally across all other remaining Oil Services Index constituents in the Small-Weights.

Divisor Adjustments

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the Oil Services Index) should not change the level of the Oil Services Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Oil Services Index that alters the total market value of the Oil Services Index while holding stock prices constant will require a divisor adjustment.

where ΔMC is the difference between closing market capitalization and adjusted closing market capitalization of the Oil Services Index.

Data Correction

Incorrect or missing input data will be corrected immediately.

Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted.

Special cash dividend	Divisor change: Yes
Split Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Rights offering Shareholders receive “B” new shares for every “A” share held. If the subscription-price is either not available or not smaller than	Divisor change: Yes

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The Market Vectors® Oil Services ETF (Continued)

the closing price, then no adjustment will be done.
Stock dividend Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Stock dividend from treasury Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Divisor change: Yes
Stock dividend of a different company security Shareholders receive “B” shares of a different company for every “A” share held.	Divisor change: Yes
Spin-offs Shareholders receive “B” new shares for every “A” share held.	Divisor change: Yes
Addition/deletion of a company Net change in market value determines the divisor adjustment.	Divisor change: Yes

Changes in shares outstanding/free-float

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the semi-annual review if the

Divisor change: Yes

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change is smaller than 10%. Changes larger than 10% will be pre-announced (3 trading days’ notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration.

Changes due to a merger/takeover/spin-off Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Divisor change: Yes

With corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution.) The effect of the divisor adjustment is to prevent the price drop from causing a corresponding drop in the Oil Services Index.

Corporate actions are announced at least four days prior to implementation.

Dissemination

The Oil Services Index is calculated weekdays between 01:00 and 22:40 (Central European Time) and the Oil Services Index values are disseminated to data vendors every 15 seconds. The Oil Services Index is disseminated on days when the US equity market is open for trading or at least one of the index components of the Oil Services Index is available for trading.

Historical Information

We obtained the closing prices of the Fund listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the Fund for the period from December 21, 2011 to January 30, 2015. The closing price on January 30, 2015 was $33.20. The historical performance of the Fund should not be taken as an indication of the future performance of the Fund during the term of the securities.

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The Market Vectors® Oil Services ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Fund for each quarter in the period from December 21, 2011 through December 31, 2014 and for the period from January 1, 2015 to January 30, 2015.

	High	Low	Last
2011
December 21, 2011 to December 31, 2011	$38.82	$37.71	$38.28
2012
First Quarter	$44.69	$38.89	$40.62
Second Quarter	$41.23	$33.06	$35.64
Third Quarter	$43.36	$35.34	$40.20
Fourth Quarter	$41.48	$36.61	$38.68
2013
First Quarter	$44.86	$39.73	$42.94
Second Quarter	$45.66	$39.68	$42.78
Third Quarter	$48.33	$43.31	$47.08
Fourth Quarter	$50.82	$46.82	$48.07
2014
First Quarter	$50.33	$44.71	$50.33
Second Quarter	$57.76	$49.04	$57.76
Third Quarter	$57.68	$49.61	$49.61
Fourth Quarter	$48.20	$33.97	$35.92
2015
January 1, 2015 to January 30, 2015	$35.95	$31.73	$33.20

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Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

ERISA Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

—	PTCE 96-23, for specified transactions determined by in-house asset managers;

—	PTCE 95-60, for specified transactions involving insurance company general accounts;

—	PTCE 91-38, for specified transactions involving bank collective investment funds;

—	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

—	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

—	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

—

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or

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Auto-Callable Access Securities with Contingent Coupon

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Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

ERISA Considerations (Continued)

holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement

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Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

—	a financial institution;

—	a “regulated investment company”;

—	a “real estate investment trust”;

—	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

—	a dealer or trader in securities subject to a mark-to-market method of tax accounting with respect to the securities;

—	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

—	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

—	an entity classified as a partnership for U.S. federal income tax purposes; or

—	a person liable for the alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare tax on investment income. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a contingent coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

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Auto-Callable Access Securities with Contingent Coupon

and Contingent Downside

Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

United States Federal Tax Considerations (Continued)

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

—	a citizen or individual resident of the United States;

—	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

—	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Contingent Coupon. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

—	an individual who is classified as a nonresident alien;

—	a foreign corporation; or

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Auto-Callable Access Securities with Contingent Coupon

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Principal at Risk Securities Linked to the Market Vectors® Oil Services ETF due March 2, 2017

United States Federal Tax Considerations (Continued)

—	a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any contingent coupon payment paid to you, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). While the treatment of the securities is unclear, you should assume that any contingent coupon payment on the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat all or a portion of the gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

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